SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                       ------------------------

              DEAN WITTER, DISCOVER & CO. (To be renamed
             MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.)
          (Exact name of registrant as specified in charter)


             Delaware                                 36-3145972
    (State of incorporation or                     (I.R.S. Employer
           organization)                          Identification No.)

       Two World Trade Center
         New York, New York                              10048
(Address of principal executive offices)               (Zip Code)

                       ------------------------

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------


Depositary Shares, each representing    New York Stock Exchange, Inc.
ownership of a 1/8 interest in a
share of Dean Witter, Discover &
Co.'s 7-3/8% Cumulative Preferred
Stock, par value $.01 per share,
stated value $200.00 per share


Depositary Shares, each representing    New York Stock Exchange, Inc.
ownership of a 1/4 interest in a
share of Dean Witter, Discover &
Co.'s 7-3/4% Cumulative Preferred
Stock, par value $.01 per share,
stated value $200.00 per share


Depositary Shares, each representing    New York Stock Exchange, Inc.
ownership of a 1/4 interest in a
share of Dean Witter, Discover &
Co.'s Series A Fixed/Adjustable Rate
Cumulative Preferred Stock, par
value $.01 per share, stated value
$200.00 per share



Securities to be registered pursuant to Section 12(g) of the Act: None



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            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

          The titles of the securities to be registered hereunder (collectively, the "Depositary Shares") are: 8,000,000 Depositary Shares, each representing ownership of a 1/8 interest in a share of Dean Witter, Discover & Co.'s 7-3/8% Cumulative Preferred Stock ($200.00 Stated Value) ("7-3/8% Depositary Shares"); 4,000,000 Depositary Shares, each representing ownership of a 1/4 interest in a share of Dean Witter, Discover & Co.'s 7-3/4% Cumulative Preferred Stock ($200.00 Stated Value) ("7-3/4% Depositary Shares"); and 6,900,000 Depositary Shares, each representing ownership of a 1/4 interest in a share of Dean Witter, Discover & Co.'s Series A Fixed/Adjustable Rate Cumulative Preferred Stock ($200.00 Stated Value) ("Series A Depositary Shares").

          Each Depositary Share being registered hereunder, and each share of the Registrant's Preferred Stock in which each such Depositary Share represents an ownership interest (collectively, the "Dean Witter Discover Preferred Shares"), will be issued in connection with the merger (the "Merger") of Morgan Stanley Group Inc. ("Morgan Stanley") with and into Dean Witter, Discover & Co. ("Dean Witter Discover") pursuant to an Amended and Restated Agreement and Plan of Merger between Dean Witter Discover and Morgan Stanley dated as of April 10, 1997 (the "Merger Agreement"). Each Dean Witter Discover Preferred Share has terms that are substantially identical to shares of corresponding Morgan Stanley preferred stock (which will be exchangeable pursuant to the Merger Agreement on a 1-for-1 basis for a corresponding Dean Witter Discover preferred share) except that it will be issued by Dean Witter Discover. Each Depositary Share has terms that are identical to corresponding depositary shares of Morgan Stanley, each of which was issued pursuant to a Deposit Agreement among Morgan Stanley, the Bank of New York and the holders from time to time of the Morgan Stanley depositary shares. By operation of law as a result of the Merger, Dean Witter Discover will assume all the obligations of Morgan Stanley under the Deposit Agreements, and each Morgan Stanley depositary share will be exchangeable pursuant to the Merger Agreement for a corresponding Depositary Share being registered hereunder.

          The Merger is expected to be effective May 31, 1997, and the Registrant will be the surviving corporation of the Merger and will continue its corporate existence under Delaware law under the name "Morgan Stanley, Dean Witter, Discover & Co."

          The 7-3/8% Depositary Shares will be evidenced by Depositary Receipts ("7-3/8% Depositary Receipts") issued under the Deposit Agreement dated as of August 25, 1993. Descriptions of the 7-3/8% Depositary Shares are set forth under the captions (i) "Description of Capital Stock--Depositary Shares" in the Morgan Stanley Prospectus dated August 4, 1993 (the "1993 Prospectus") that is part of Morgan Stanley's Registration Statement on Form S-3 (Registration No. 33-65838) and (ii) "Description of Depositary Shares" in the Prospectus Supplement dated August 18, 1993 (the "7-3/8% Prospectus Supplement") supplementing the 1993 Prospectus, each as filed by Morgan Stanley pursuant to the Securities Act of 1933, as amended, on August 4, 1993 and August 20, 1993, respectively, and are incorporated herein by this reference. The descriptions of the 7-3/8% Cumulative Preferred Stock set forth under the captions "Description of Capital Stock--Offered Preferred Stock" in the 1993 Prospectus and "Description of Cumulative Preferred Stock" in the 7-3/8% Prospectus Supplement are incorporated herein by this reference.

          The 7-3/4% Depositary Shares will be evidenced by Depositary Receipts ("7-3/4% Depositary Receipts") issued under the Deposit Agreement dated as of July 22, 1996. Descriptions of the 7-3/4% Depositary Shares are set forth under the captions (i) "Description of Capital Stock--Depositary Shares" in the Morgan Stanley Prospectus dated May 1, 1996 (the "1996 Prospectus") that is part of Morgan Stanley's Registration Statement on Form S-3 (Registration No. 333-01655) and (ii) "Description of Depositary Shares" in the Prospectus Supplement dated July 17, 1996 (the "7-3/4% Prospectus Supplement") supplementing the 1996 Prospectus, each as filed by Morgan Stanley pursuant to the Securities Act of 1933, as amended, on April 26, 1996 and July 19, 1996, respectively, and are incorporated herein by this reference. The descriptions of the 7-3/4% Cumulative Preferred Stock set forth under the captions "Description of Capital Stock--Offered Preferred Stock" in the 1996 Prospectus and "Description of Cumulative Preferred Stock" in the 7-3/4% Prospectus Supplement are incorporated herein by this reference.

          The Series A Depositary Shares will be evidenced by Depositary Receipts ("Series A Depositary Receipts") issued under the Deposit Agreement dated as of November 14, 1996. Descriptions of the Series A Depositary Shares are set forth under the captions (i) "Description of Capital Stock--Depositary Shares" in the 1996 Prospectus and (ii) "Description of Depositary Shares" in the Prospectus Supplement dated November 8, 1996 (the "Series A Prospectus Supplement") supplementing the 1996 Prospectus, each as filed by the Morgan Stanley pursuant to the Securities Act of 1933, as amended, on April 26, 1996 and November 12, 1996, respectively, and are incorporated herein by this reference. The descriptions of the Series A Preferred Stock set forth under the captions "Description of Capital Stock--Offered Preferred Stock" in the 1996 Prospectus and "Description of Series A Fixed/Adjustable Rate Preferred Stock" in the Series A Prospectus Supplement are incorporated herein by this reference.

Item 2.   Exhibits.

          1. Form of Certificate of Designation of Preferences and Rights of the 7-3/8% Cumulative Preferred Stock.

          2. Form of Certificate of Designation of Preferences and Rights of the 7-3/4% Cumulative Preferred Stock.

          3. Form of Certificate of Designation of Preferences and Rights of the Series A Fixed/Adjustable Rate Preferred Stock.

          4. Certificate of Incorporation of Dean Witter Discover immediately following the Merger (incorporated by reference to Exhibit A-1 to the Merger Agreement previously filed as Annex I to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 dated April 11, 1997 (Registration No. 333-25003) of Dean Witter Discover).

          5. Bylaws of Dean Witter Discover immediately following the Merger (incorporated by reference to Exhibit A-2 to the Merger Agreement previously filed as Annex I to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 dated April 11, 1997 (Registration No. 333-25003) of Dean Witter Discover).

          6. Form of Deposit Agreement among Morgan Stanley, The Bank of New York and the holders from time to time of the Depositary Receipts evidencing the Depositary Shares (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3 (File No. 33-43542) and incorporated herein by this reference).

          7. Amended and Restated Agreement and Plan of Merger between Dean Witter Discover and Morgan Stanley dated as of April 10, 1997, (incorporated by reference to Annex I to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 dated April 11, 1997 (Registration No. 333-25003) of Dean Witter Discover).

                               SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       DEAN WITTER, DISCOVER & CO.
                                       (To Be Renamed Morgan Stanley,
                                        Dean Witter, Discover & Co.)



                                       By: /s/ Ronald T. Carman
                                          ----------------------------
                                          Name: Ronald T. Carman
                                          Title: Senior Vice President




Date: May 23, 1997

                                                             Exhibit 1

         CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
                                OF THE
                   7-3/8% CUMULATIVE PREFERRED STOCK

                        ($200.00 Stated Value)

                                  OF

                      DEAN WITTER, DISCOVER & CO.

                    ------------------------------

                    Pursuant to Section 151 of the

           General Corporation Law of the State of Delaware

                    ------------------------------

                 The undersigned DOES HEREBY CERTIFY:

          A. The following resolution was duly adopted by the Board of Directors (the "Board") of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the "Corporation"), by unanimous vote thereof at a meeting on May 28, 1997:

          RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), which shall consist of 1,000,000 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

               1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 7-3/8% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the "Cumulative Preferred Stock"). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The number of shares of Cumulative Preferred Stock shall be 1,000,000. The Cumulative Preferred Stock is issuable in whole shares only.

               2. Dividends. Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 7-3/8% per annum. Dividends on the Cumulative Preferred Stock, calculated as a percentage of the stated value, will be payable quarterly on February 28, May 30, August 30 and November 30 (each a "dividend payment date"). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the "Committee" shall mean any committee of the Board to whom the Board, pursuant to
          Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

               Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

               3. Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the "Liquidation Preference" of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

               4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

               5. Voting Rights. The holders of shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                    (a) Whenever, at any time or times, dividends
               payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

               Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

                    (b) So long as any shares of Cumulative Preferred
               Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                         (i) the issuance or increase of the
                    authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

                         (ii) the amendment, alteration or repeal,
                    whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

                    (c) The foregoing voting provisions shall not
               apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                    6. Redemption. The shares of the Cumulative
               Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to August 30, 1998. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

                    If full cumulative dividends on the Cumulative
               Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

                    If a notice of redemption has been given pursuant
               to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancelation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                    7. Authorization and Issuance of Other Securities.
               No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                    8. Amendment of Resolution. The Board and the
               Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

                    9. Rank. For the purposes of this resolution, any
               stock of any class or classes of the Corporation shall be deemed to rank:

                         (a) prior to shares of the Cumulative
                    Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

                         (b) on a parity with shares of the Cumulative
                    Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

                         (c) junior to shares of the Cumulative
                    Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

                    The Cumulative Preferred Stock shall rank prior,
               as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation's Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation's ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation's 7-3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation's Series A Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share,(iv) if issued, the Corporation's 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation's 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share,
               (vi) if issued, the Corporation's 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation's 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation's 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation's 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

          B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.


          IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.


                                       DEAN WITTER, DISCOVER & CO.


                                       By:
                                          ----------------------------
                                          Name:  Christine A. Edwards
                                          Title: Executive Vice
                                                 President, General
                                                 Counsel and Secretary

                                                             Exhibit 2

         CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
                                OF THE
                   7-3/4% CUMULATIVE PREFERRED STOCK

                        ($200.00 Stated Value)

                                  OF

                      DEAN WITTER, DISCOVER & CO.



                    Pursuant to Section 151 of the

           General Corporation Law of the State of Delaware




                 The undersigned DOES HEREBY CERTIFY:

          A. The following resolution was duly adopted by the Board of Directors (the "Board") of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the "Corporation"), by unanimous vote thereof at a meeting on May 28, 1997:

               RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), which shall consist of 1,000,000 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

                    1. Designation and Amount; Fractional Shares. The
               designation for such series of the Preferred Stock authorized by this resolution shall be the 7-3/4% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of

               $200.00 per share (the "Cumulative Preferred Stock"). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The number of shares of Cumulative Preferred Stock shall be 1,000,000. The Cumulative Preferred Stock is issuable in whole shares only.

                    2. Dividends. (a) Holders of shares of Cumulative
               Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 7-3/4% per annum. Dividends on the Cumulative Preferred Stock, calculated as a percentage of the stated value, will be payable quarterly on February 28, May 30, August 30 and November 30 (each a "dividend payment date"). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as such term is defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the

               "Committee" shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

                    Except as set forth in the preceding sentence,
               unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

               (b) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage") to below 70%, the amount of each dividend payable per share of the Cumulative Preferred Stock for dividend payments made on or after the date of enactment of such change will be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                                    1 - (.35(1 - .70))
                                    1 - (.35(1 - DRP))

          For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation will receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Cumulative Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designation will mean dividends as adjusted by the DRD Formula. The Corporation's calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, will be final and not subject to review absent manifest error.

               If any amendment to the Code which reduces the Dividends Received Percentage to below 70% is enacted after a dividend payable on a dividend payment date has been declared, the amount of dividend payable on such dividend payment date will not be increased. Instead, an amount, equal to the excess of (x) the product of the dividends paid by the Corporation on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) over (y) the dividends paid by the Corporation on such dividend payment date, will be payable to holders of record on the next succeeding dividend payment date in addition to any other amounts payable on such date.

               In the event that the amount of dividends payable per share of the Cumulative Preferred Stock will be adjusted pursuant to the DRD Formula, the Corporation will cause notice of each such adjustment to be sent to the holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof as shall be fixed by the Board or the Committee.

               In the event that the Dividends Received Percentage is reduced to 40% or less, the Corporation may, at its option, redeem the Cumulative Preferred Stock, in whole but not in part, as described in paragraph 6 hereof.

               3. Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the "Liquidation Preference" of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the

          Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

               4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

               5. Voting Rights. The holders of Shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                    (a) Whenever, at any time or times, dividends
               payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

               Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

                    (b) So long as any shares of Cumulative Preferred
               Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                         (i) the issuance or increase of the
                    authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

                         (ii) the amendment, alteration or repeal,
                    whether by merger, consolidation or otherwise of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

                    (c) The foregoing voting provisions shall not
               apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

               6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to August 30, 2001, except as stated below. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

               If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

               If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

               Notwithstanding the foregoing provisions, if the Dividends Received Percentage is equal to or less than 40% and, as a result, the amount of dividends on the Cumulative Preferred Stock payable on any dividend payment date will be or is adjusted upwards as described in paragraph 2(b) hereof, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Cumulative Preferred Stock (and the Depositary Shares) (a "Dividends Received Deduction Redemption"); provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 40% or less, the Corporation sends notice to holders of the Cumulative Preferred Stock relating to any Dividends Received Deduction Redemption of such redemption. A redemption of the Cumulative Preferred Stock will take place on the date specified in the notice, which shall be not less than thirty nor more than sixty days from the date such notice is sent to holders of the Cumulative Preferred Stock. A Dividends Received Deduction Redemption shall be at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to but excluding the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage, if any:


      Redemption Period                          Redemption Price
      -----------------                          ----------------
                                                               Per
                                                            Depositary
                                               Per Share      Share
                                               ---------      -----
      May 31, 1997 to August 29, 1997          $210.00       $52.50
      August 30, 1997 to August 29, 1998        208.00        52.00
      August 30, 1998 to August 29, 1999        206.00        51.50
      August 30, 1999 to August 29, 2000        204.00        51.00
      August 30, 2000 to August 29, 2001        202.00        50.50
      On or after August 30, 2001               200.00        50.00


               7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                  8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

                  9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                    (a) prior to shares of the Cumulative Preferred
               Stock,
               either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

                    (b) on a parity with shares of the Cumulative
               Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

                    (c) junior to shares of the Cumulative Preferred
               Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

               The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation's Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation's ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation's 7-_% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation's Series A

          Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (iv) if issued, the Corporation's 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation's 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation's 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation's 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation's 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation's 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

          B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.


          IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.


                                       DEAN WITTER, DISCOVER & CO.


                                       By:
                                          ----------------------------
                                          Name:  Christine A. Edwards
                                          Title: Executive Vice
                                                 President, General
                                                 Counsel and Secretary

                                                             Exhibit 3

         CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
                                OF THE
            SERIES A FIXED/ADJUSTABLE RATE PREFERRED STOCK


                        ($200.00 Stated Value)

                                  OF

                      DEAN WITTER, DISCOVER & CO.

               -----------------------------------------

                    Pursuant to Section 151 of the

           General Corporation Law of the State of Delaware


               -----------------------------------------
                 The undersigned DOES HEREBY CERTIFY:

          A. The following resolution was duly adopted by the Board of Directors (the "Board") of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the "Corporation"), by unanimous vote thereof at a meeting on May 28, 1997:

          RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), which shall consist of 1,725,000 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

               1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the Series A
          Fixed/Adjustable Rate

          Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the "Series A Fixed/Adjustable Rate Preferred Stock"). The stated value per share of Series A Fixed/Adjustable Rate Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The number of shares of Series A Fixed/Adjustable Rate Preferred Stock shall be 1,725,000. The Series A Fixed/Adjustable Rate Preferred Stock is issuable in whole shares only.

               2. Dividends. (a) Holders of shares of Series A Fixed/Adjustable Rate Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment. Dividends on the Series A Fixed/Adjustable Rate Preferred Stock, calculated as a percentage of the stated value, will be payable quarterly on February 28, May 30, August 30 and November 30 (each a "dividend payment date"). From the date of issuance of the Series A Fixed/Adjustable Rate Preferred Stock and continuing through November 30, 2001, the rate of such dividend will be 5.91% per annum. For the purposes of this Certificate of Designation, the "Committee" shall mean any committee of the Board to whom the Board, pursuant to
          Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

          After November 30, 2001, dividends on the Series A Fixed/Adjustable Rate Preferred Stock will be payable quarterly on each dividend payment date at the Applicable Rate (as defined in paragraph 3) from time to time in effect. The Applicable Rate per annum for any dividend period beginning on or after November 30, 2001 will be equal to .37% plus the highest of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Thirty-Year Constant Maturity Rate (each as defined in paragraph 3), as determined in advance of such dividend period. The Applicable Rate per annum for any dividend period beginning on or after November 30, 2001, will not be less then 6.41% nor greater then 12.41% (without taking into account any adjustments set forth in paragraph 2(b)).

               Dividends on shares of the Series A Fixed/Adjustable Rate Preferred Stock will be cumulative from the date of initial issuance of such shares of Series A Fixed/Adjustable Rate Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 10(b)) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series A Fixed/Adjustable Rate Preferred Stock, like dividends for all dividend payment periods of the Series A Fixed/Adjustable Rate Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series A Fixed/Adjustable Rate Preferred Stock next preceding such dividend payment date, on the other hand.

               Except as set forth in the preceding sentence, unless full cumulative dividends on the Series A Fixed/Adjustable Rate Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Series A Fixed/Adjustable Rate Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Fixed/Adjustable Rate Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series A Fixed/Adjustable Rate Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series A Fixed/Adjustable Rate Preferred Stock as to dividends.

               (b) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage") to below 70%, the amount of each dividend payable per share of the Series A Fixed/Adjustable Rate Preferred Stock for dividend payments made on or after the date of enactment of such change will be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                             1 - (.35 (1 - .70))
                             -------------------
                             1 - (.35 (1 - DRP))

          For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation will receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Series A Fixed/Adjustable Rate Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designation will mean dividends as adjusted by the DRD Formula. The Corporation's calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, will be final and not subject to review absent manifest error.

               If any amendment to the Code which reduces the Dividends Received Percentage to below 70% is enacted after a dividend payable on a dividend payment date has been declared, the amount of dividend payable on such dividend payment date will not be increased. Instead, an amount, equal to the excess of (x) the product of the dividends paid by the Corporation on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) over (y) the dividends paid by the Corporation on such dividend payment date, will be payable on the next succeeding dividend payment date to holders of record in addition to any other amounts payable on such date.

               In addition, if prior to May 31, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage to below 70% and such reduction retroactively applies to a dividend payment date for the Series A Fixed/Adjustable Rate Cumulative Preferred Stock, no par value, with a stated value of $200.00 per share ("Morgan Stanley Series A Fixed/Adjustable Rate Preferred Stock") of Morgan Stanley Group Inc. ("Morgan Stanley") as to which Morgan Stanley previously paid dividends on the Morgan Stanley Series A Fixed/Adjustable Rate Preferred Stock (each an "Affected Dividend Payment Date"), holders of the Series A Fixed/Adjustable Rate Preferred Stock shall be entitled to receive when, as and if declared by the Board out of assets of the corporation legally available for payment, additional dividends (the "Additional Dividends") on the next succeeding dividend payment date (or if such amendment is enacted after the dividend payable on such dividend payment date has been declared and on or before such dividend is paid, on the second succeeding dividend payment date following the date of enactment) payable on such succeeding dividend payment date to holders of record in an amount equal to the excess of (x) the product of the dividends paid by Morgan Stanley on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage applied to each Affected Dividend Payment Date) over (y) the dividends paid by Morgan Stanley on each Affected Dividend Payment Date.

               Additional Dividends will not be paid in respect of the enactment of any amendment to the Code on or after May 31, 1997 which retroactively reduces the Dividends Received Percentage to below 70%, or if prior to May 31, 1997, such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Corporation will only make one payment of Additional Dividends.

               In the event that the amount of dividends payable per share of the Series A Fixed/Adjustable

          Rate Preferred Stock will be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of record as they appear on the stock books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the payment date thereof as shall be fixed by the Board or the Committee.

               In the event that the Dividends Received Percentage is reduced to 50% or less, the Corporation may, at its option, redeem the Series A Fixed/Adjustable Rate Preferred Stock, in whole but not in part, as described in paragraph 7 hereof.

               3. Applicable Rate. Except as provided above in paragraph 2, the "Applicable Rate" per annum for any dividend period beginning on or after November 30, 2001 will be equal to .37% plus the Effective Rate (as defined herein), but not less than 6.41% nor greater than 12.41% (without taking into account any adjustments as described in paragraph 2(b)). The "Effective Rate" for any dividend period beginning on or after November 30, 2001 will be equal to the highest of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Thirty-Year Constant Maturity Rate (each as defined herein) for such dividend period. If the Corporation determines in good faith that for any reason: (i) any one of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate or the

          Thirty-Year Constant Maturity Rate cannot be determined for any dividend period beginning on or after November 30, 2001, then the Effective Rate for such dividend period will be equal to the higher of whichever two of such rates can be so determined; (ii) only one of the Treasury Bill Rate, the Ten- Year Constant Maturity Rate or the Thirty-Year Constant Maturity Rate can be determined for any dividend period beginning on or after November 30, 2001, then the Effective Rate for such dividend period will be equal to whichever such rate can be so determined; or (iii) none of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate or the Thirty-Year Constant Maturity Rate can be determined for any dividend period beginning on or after November 30, 2001, then the Effective Rate for the preceding dividend period will be continued for such dividend period.

               The "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined herein) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined herein) during the Calendar Period immediately preceding the tenth calendar day preceding the dividend period for which the dividend rate on the Series A Fixed/Adjustable Rate Preferred Stock is being determined.

               The "Ten-Year Constant Maturity Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Ten-Year Average Yields (as defined herein) (or the one weekly per annum Ten-Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the tenth calendar day preceding the dividend period for which the dividend rate on the Series A Fixed/Adjustable Rate Preferred Stock is being determined.

               The "Thirty-Year Constant Maturity Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Thirty-Year Average Yields (as defined herein) the one weekly per annum Thirty-Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the tenth calendar day preceding the dividend period for which the dividend rate on the Series A Fixed/Adjustable Rate Preferred Stock is being determined.

               If the Federal Reserve Board does not publish a weekly per annum market discount rate, Ten-Year Average Yield or Thirty-Year Average Yield during any applicable Calendar Period, then the Treasury Bill Rate, Ten-Year Constant Maturity Rate or Thirty-Year Constant Maturity Rate, as the case may be, for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates for three-month U.S. Treasury bills, Ten-Year Average Yields or Thirty-Year Average Yields, as the case may be (or the one weekly per annum rate, if only one such rate is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If any such rate is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate, Ten-Year Constant Maturity Rate or Thirty-Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum
          (i) in the case of the Treasury Bill Rate, market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, and
          (ii) in the case of the Ten-Year Constant Maturity Rate, average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other then Special Securities (as defined herein)) then having remaining maturities of not less than eight nor more than twelve years, and (iii) in the case of the Thirty-Year Constant Maturity Rate, average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, in each case as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason (i) no such U.S. Treasury bill rates are published as provided above during such Calendar Period or (ii) the Corporation cannot determine the Treasury Bill Rate for any dividend period; then the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non- interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten-Year Constant Maturity Rate or Thirty-Year Constant Maturity Rate for any dividend period as provided above, then the applicable rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other then Special Securities) with a final maturity date
          (i) in the case of the Ten-Year Constant Maturity Rate, not less than eight nor more then twelve years from the date of each such quotation, and (ii) in the case of the Thirty-Year Constant Maturity Rate, no less than twenty-eight nor more than thirty years from the date of each such quotation, in each case as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in the United States.

               The Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Thirty-Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward.

               The Applicable Rate with respect to each dividend period beginning on or after November 30, 2001 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be given to the holders of Series A Fixed/Adjustable Rate Preferred Stock when payment is made of the dividend for the immediately preceding dividend period.

               As used in this paragraph 3, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten-Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty-Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

               4. Liquidation Preference. The shares of Series A Fixed/Adjustable Rate Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Series A Fixed/Adjustable Rate Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the

          Corporation, whether voluntary or involuntary, the holders of the Series A Fixed/Adjustable Rate Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the "Liquidation Preference" of a share of Series A Fixed/Adjustable Rate Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Fixed/Adjustable Rate Preferred Stock to the date of final distribution. The holders of the Series A Fixed/Adjustable Rate Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Series A Fixed/Adjustable Rate Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

               5. Conversion. The Series A Fixed/Adjustable Rate
          Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

               6. Voting Rights. The holders of shares of Series A Fixed/Adjustable Rate Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                    (a) Whenever, at any time or times, dividends
               payable on the shares of Series A Fixed/Adjustable Rate Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Series A Fixed/Adjustable Rate Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock shall terminate immediately.

                    Any director who shall have been so elected
               pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Series A Fixed/Adjustable Rate Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of Preferred Stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

                    (b) So long as any shares of Series A
               Fixed/Adjustable Rate Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Fixed/Adjustable Rate Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                         (i) the issuance or increase of the
                    authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 10(a) hereof) to the shares of the Series A Fixed/Adjustable Rate Preferred Stock; or

                         (ii) the amendment, alteration or repeal,
                    whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Series A Fixed/Adjustable Rate Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Series A Fixed/Adjustable Rate Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

                    (c) The foregoing voting provisions shall not
               apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Fixed/Adjustable Rate Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

               7. Redemption. The shares of the Series A
          Fixed/Adjustable Rate Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Series A Fixed/Adjustable Rate Preferred Stock shall not be redeemable prior to November 30, 2001, except as stated below. Subject to the foregoing, on or after such date, shares of the Series A Fixed/Adjustable Rate Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

               If full cumulative dividends on the Series A
          Fixed/Adjustable Rate Preferred Stock have not been paid, the Series A Fixed/Adjustable Rate Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series A Fixed/Adjustable Rate Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Fixed/Adjustable Rate Preferred Stock. If fewer than all the outstanding shares of Series A Fixed/Adjustable Rate Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

               If a notice of redemption has been given pursuant to this paragraph 7 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Fixed/Adjustable Rate Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

               Notwithstanding the foregoing provisions, if the Dividends Received Percentage is equal to or less than 50% and, as a result, the amount of dividends on the Series A Fixed/Adjustable Rate Preferred Stock payable on any dividend payment date will be or is adjusted upwards as described in paragraph 2(b) hereof, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Series A Fixed/Adjustable Rate Preferred Stock (the Depositary Shares) (a "Dividends Received Deduction Redemption") provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 50% or less, the Corporation sends notice to holders of the Series A Fixed/Adjustable Rate Preferred Stock of such redemption. A Dividends Received Deduction Redemption, in accordance with this paragraph, will take place on the date specified in the notice, which shall be not less than thirty nor more then sixty days from the date such notice is sent to holders of the Series A Fixed/Adjustable Rate Preferred Stock. A Dividends Received Deduction Redemption shall be at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to but excluding the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends, if any:


                                                    Redeemable Price
                                                                Per
                                                            Depositary
     Redemption Period                            Per Share    Share

     May 31, 1997 to
         November 29, 1997                          $210.00    $52.50

     November 30, 1997 to
         November 29, 1998                           208.00     52.00

     November 30, 1998 to
         November 29, 1999                           206.00     51.50

     November 30, 1999 to
         November 29, 2000                           204.00     51.00

     November 30, 2000 to
         November 29, 2001                           202.00     50.50

     On or after November 30, 2001                   200.00     50.00


               8. Authorization and Issuance of Other Securities. No consent of the holders of the Series A Fixed/Adjustable Rate Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Series A Fixed/Adjustable Rate Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

               9. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Series A Fixed/Adjustable Rate Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

               10. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                    (a) prior to shares of the Series A
               Fixed/Adjustable Rate Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series A Fixed/Adjustable Rate Preferred Stock;

                    (b) on a parity with shares of the Series A
               Fixed/Adjustable Rate Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series A Fixed/Adjustable Rate Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of Series A Fixed/Adjustable Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

                    (c) junior to shares of the Series A
               Fixed/Adjustable Rate Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Series A Fixed/Adjustable Rate Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

               The Series A Fixed/Adjustable Rate Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation's Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation's ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation's 7-_% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation's 7-3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) if issued, the Corporation's 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation's 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation's 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation's 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation's 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation's 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

          B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.


          IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.


                                       DEAN WITTER, DISCOVER & CO.


                                       By:
                                          ---------------------------
                                          Name:  Christine A. Edwards
                                          Title: Executive Vice
                                                 President, General
                                                 Counsel and Secretary